Exhibit 99.1

News Release

Corporate Communications

News Media:	Investors:
Jennifer Temple	Jim Rowe
415-396-3337 jennifer.a.temple@wellsfargo.com Catherine Pulley-Dennison 917-260-1673 catherine.pulley@wellsfargo.com	415-396-8216 jim.rowe@wellsfargo.com

WELLS FARGO FORMS NEW BUSINESS GROUP FOCUSED ON

PAYMENTS, VIRTUAL SOLUTIONS AND INNOVATION

Appoints new members to Operating Committee;

elevates new leaders for Wholesale Banking and Consumer Lending

SAN FRANCISCO, October 10, 2016 – Wells Fargo & Co. (NYSE: WFC) today announced the formation of a new Payments, Virtual Solutions and Innovation group and the appointment of new senior leaders to its Operating Committee.

The Operating Committee is led by John Stumpf, chairman and chief executive officer. Effective November 1, the following leaders will assume new or expanded roles, will serve on Wells Fargo’s Operating Committee, and will report to Tim Sloan, president and chief operating officer.

Avid Modjtabai, head of Payments, Virtual Solutions and Innovation

•	A 23-year veteran of the company and already a member of the Operating Committee, Modjtabai currently leads the Consumer Lending Group and cross-company Operations.

•	This new group will bring teams across the company together in a more aligned and integrated way in order to accelerate the company’s focus on delivering the next generation of payments capabilities, advancing digital and online offerings, and investing in research and development and strategic partnerships to design new customer experiences and products.

•	The following leaders will report to Modjtabai effective November 1:

•	Steve Ellis, Innovation Group

•	Jerry Enos, Operations

•	Shelley Freeman, Consumer Credit Cards and Retail Services

•	Ed Kadletz, Deposit Products Group

•	Danny Peltz, Treasury Management and Merchant Services

•	Jim Smith, Wells Fargo Virtual Channels

•	Kevin Zaney, One Wells Fargo Group

“Wells Fargo has been innovating for 164 years and our scale, breadth of capabilities and significant talent already provide differentiated value for our customers,” said Sloan. “Creating this new group will significantly enhance our ability to transform products, services and technologies to deliver simple, reliable and compelling new experiences for today’s and tomorrow’s customers.”

Franklin Codel, head of Consumer Lending

•	With the announcement of the new group and role for Modjtabai, Franklin Codel, currently head of Home Lending for the company, will join the Operating Committee and assume an expanded role that includes Dealer Services (indirect auto lending and commercial services) and Personal Lending, including direct auto, personal lines and loans and student lending.

•	Codel has more than 27 years of experience in the consumer finance industry and was appointed to lead Home Lending last year after leading the Mortgage Production team since 2011, including sales, operations, quality, compliance, underwriting and support functions for both Consumer and Correspondent Lending.

•	Effective November 1, the following leaders of Dealer Services and Personal Lending, and their respective teams, will report to Codel along with his current Home Lending leadership team:

•	Dawn Martin Harp, Dealer Services

•	John Rasmussen, Personal Lending

•	Brad Blackwell, Housing Policy and Homeownership Growth Strategies

•	Mary Coffin, Home Lending Customer Excellence

•	Michael DeVito, Home Lending Production

•	Peter Diliberti, Capital Markets

•	Kathy Gray, Business Capability Development

•	Perry Hilzendeger, Home Lending Servicing

Perry Pelos, head of Wholesale Banking

•	Perry Pelos has been named head of Wholesale Banking and will join the Operating Committee.

•	Pelos has spent the past 29 years with Wells Fargo, most recently serving as the head of Commercial Banking Services, which includes Business Banking, Middle Market Banking, Corporate Banking, Treasury Management, Government & Institutional Banking (GIB), Loan Operations and Insurance.

•	Under his leadership, a number of these Wells Fargo businesses are tops in their respective sectors or categories, including Middle Market Banking, the biggest provider of loans to middle market companies (annual sales above $20 million to approximately $1 billion) in the U.S. (Barlow Research 2015) and Treasury Management, the number one provider of treasury products in America. (Ernst & Young, based upon 2015 reported revenue)

•	These 13 leaders and their teams will report to Pelos effective November 1:

•	John Adams, Middle Market Banking

•	Ed Blakey, Specialized Lending & Investment

•	Kyle Hranicky, Corporate Banking

•	Henry Jordan, Capital Finance

•	Mark Myers, Commercial Real Estate

•	Laura Oberst, Business Banking

•	Paul Rettig, Loan Operations

•	Laura Schupbach, Insurance

•	Phil Smith, Government & Institutional Banking

•	Dave Weber, Wholesale Risk

•	Jon Weiss, Wells Fargo Securities

•	George Wick, Principal Investments

•	Richard Yorke, International and Wholesale Solutions

David Carroll, head of Wealth and Investment Management, and Mary Mack, head of Community Banking, will continue to report to Sloan. Carroll currently serves on the Operating Committee, and Mack will join effective November 1.

In addition to Carroll and Modjtabai, who report to Sloan, the Operating Committee currently includes these individuals reporting to Chairman and Chief Executive Officer, John Stumpf:

•	Hope Hardison, Chief Adminstrative Officer

•	David Julian, Chief Auditor

•	Michael Loughlin, Chief Risk Officer

•	John Shrewsberry, Chief Financial Officer

•	Tim Sloan, President and Chief Operating Officer

•	James Strother, General Counsel

“There is nothing more important to our leadership team than for our customers and clients to be proud of banking with us,” said Sloan. “I have huge confidence in our leadership team and believe these new appointments will enable us to manage our business, and engage with our customers and clients in compelling ways as we serve their varied and evolving needs.”

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries and territories to support customers who conduct business in the global economy. With approximately 268,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Wells Fargo perspectives are also available at Wells Fargo Stories.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

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